Exhibit 10.1

Party A: Mr. Xiaojun Zhu

Party B: Shaanxi Guangsha Investment and Development Group Co., Ltd (“the Company”)

Subject: shareholder’s loan

The Company, a subsidiary of China HGS Real Estate Inc., is working with local government on a Liang Shan Road construction project. This project includes relocating residence, constructing road and rebuilding shanty areas in the surrounding area, which requires significant capital investment. To support the project’s development and the Company’s working capital needs, the Company entered into a one-year loan agreement (“RMB Loan Agreement”) with Mr. with Mr. Xiaojun Zhu, the Company’s Chairman and Chief Executive Officer, pursuant to which the Company might, from time to time, borrow up to RMB 50 million (or approximately USD $8.2 million) from Mr. Xiaojun Zhu. The interest rate for the loan was the China RMB loan annual benchmark rate.

This loan agreement has two copies, each party has one copy.

Signed by /s/Xiaojun Zhu

Mr. Xiaojun Zhu

Signed by /s/Xiaojun Zhu

Shaanxi Guangsha Investment and Development Group Co., Ltd

Signed on December 31, 2013